EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Questcor Pharmaceuticals, Inc.
Anaheim, California

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134879, 333-114166, 333-102988, 333-85160, 333-61866, 333-25661, 333-32159, 333-23085, 333-17501, 333-03507, and 333-107755) and the Registration Statements on Form S-8 (Nos. 333-116624, 333-30558, 333-46990, 333-81243, 333-105694, 333-105693, 333-134878, 333-151395 and 333-175972), pertaining to the 1992 Stock Option Plan, the 1993 Non-Employee Directors' Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2003 Employee Stock Purchase Plan, the 2004 Non-Employee Directors' Equity Incentive Plan and the 2006 Equity Incentive Award Plan of Questcor Pharmaceuticals, Inc. of our reports dated February 26, 2014, related to the consolidated financial statements and schedule of Questcor Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Questcor Pharmaceuticals, Inc. included in this Annual Report on this Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
Costa Mesa, California
February 26, 2014